EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the six month period July 1, 2008 - December 31, 2008

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/JPMorgan Core Bond Portfolio 07/14/08 Lehman Brothers Inc. $40,000,000 $500,000,000 $99.82 0.65% Pacificorp J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 07/30/08 Citigroup Global Markets $36,700,000 $1,400,000,000 $99.85 0.65% Rogers Communications, Inc. J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 07/29/08 Goldman Sachs and Company $5,600,000 $2,000,000,000 $16.00 $0.48 XL Capital Ltd. J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio (BlackRock) 07/30/08 Citigroup Global Markets $25,000,000 $350,000,000 $99.65 0.88% Rogers Communications, Inc. Merrill Lynch

EQ/Government Securities Portfolio (BlackRock) 08/19/08 Citigroup Global Markets $150,000,000 $3,000,000,000 $99.78 0.10% Freddie Mac Merrill Lynch

EQ/Short Duration Bond Portfolio (Blackrock) 08/04/08 Lehman Brothers Inc. $60,000,000 $250,000,000 $99.99 0.30% XTO Energy Inc. Piper Jaffray

EQ/JPMorgan Core Bond Portfolio 09/03/08 Merrill Lynch and Co. $25,000,000 $250,000,000 $99.82 0.88% Spectra Energy Capital J.P. Morgan Securities Inc.

EQ/BlackRock Basic Value Equity Portfolio 10/07/08 Banc of America Securities LLC $139,689,000 $10,010,000,000 $22.00 $0.55 Bank of America Corp. Merrill Lynch

EQ/BlackRock Basic Value Equity Portfolio 10/08/08 Credit Suisse Securities (USA) LLC $46,375,000 $1,987,500,000 $26.50 $0.69 MetLife, Inc. Merrill Lynch

EQ/Short Duration Bond Portfolio (BlackRock) 10/21/08 Morgan Stanley & Co. Inc. $177,000,000 $1,300,000,000 $99.79 0.60% Bottling Group LLC Piper Jaffray

EQ/JPMorgan Core Bond Portfolio 10/23/08 Deutsche Bank Alex Brown Inc. $11,530,000 $1,000,000,000 $99.24 0.65% National Rural Utilities Cooperative Finance Corp. J.P. Morgan Securities Inc.

EQ/UBS Growth and Income Portfolio 10/08/08 Credit Suisse $66,250,000 $1,987,500,000 $26.50 $0.41 Metlife, Inc. UBS

EQ/JPMorgan Core Bond Portfolio 11/05/08 Goldman Sachs & Co. $47,380,000 $3,100,000,000 $99.93 0.65% Altria Group, Inc. J.P. Morgan Securities Inc.